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                                     Form 8-A/A


                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                  Amendment No. 1


                 For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or 12(g) of the
                          Securities Exchange Act of 1934


                         HUTCHINSON TECHNOLOGY INCORPORATED
               (Exact name of registrant as specified in its charter)

                Minnesota                              41-0901840
       (State of incorporation or           (IRS Employer Identification No.)
              organization)

                               40 West Highland Park
                            Hutchinson, Minnesota  55350
                      (Address of principal executive offices)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box.   / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.   / /

Securities Act registration statement file number to which this form relates


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class               Name of each exchange on which
           to be so registered               each class is to be registered

                  None                                     N/A

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock
(heretofore registered)                                            ------------
-----------------------

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     The Registrant hereby amends the following items of its Registration
Statement on Form 8-A dated May 30, 1986, as follows:

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The Amended and Restated Articles of Incorporation, as amended, of Hutchinson Technology Incorporated (the "Company") authorize the issuance by the Company through its Board of Directors of 45,000,000 shares of Common Stock, par value $.01 per share. Upon any liquidation or dissolution of the Company, the holders of Common Stock share ratably, in proportion to the number of shares held, in the assets available for distribution after payment of all prior claims. All outstanding shares of the Company's Common Stock are fully paid and nonassessable. As of December 27, 1998, there were 19,786,229 shares of Common Stock outstanding, and as of January 6, 1999, there were 1,069 record holders of the Company's Common Stock.

     Holders of Common Stock have no preemptive rights and are entitled to one vote for each share held on each matter submitted to a vote of shareholders. Cumulative voting for the election of directors is not permitted. Generally, the affirmative vote of the holders of a majority of the outstanding shares of Company voting stock is necessary to authorize any agreement for consolidation, merger or sale or other disposition of all or substantially all of the Company's assets, unless such transactions involve a beneficial holder of 20% or more of the Company's voting stock or related parties. Generally, such transactions involving a beneficial holder of at least 20% of the voting stock of the Company, liquidations or dissolutions of the Company at the time that it has such a 20% or more beneficial shareholder, and certain other specified transactions involving such a substantial shareholder, whether or not they otherwise require a shareholder vote, require the affirmative vote of the holders of at least two-thirds of the outstanding shares of voting stock, unless first approved by not less than the greater of (a) two or (b) two-thirds of the directors (other than such 20% shareholder or related parties) who were members of the Board of Directors on May 15, 1983, or immediately prior to the time such shareholder became the beneficial owner of 20% or more of the Company's Common Stock. A vote of not less than two-thirds of the outstanding shares of the Company's voting stock is required to amend this special voting provision. Other amendments to the Company's Amended and Restated Articles of Incorporation, as amended, require an affirmative vote of the holders of a majority of the shares entitled to vote that are present at a meeting of the shareholders.

     Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. However, the Company presently intends to retain any earnings for use in the Company's business and does not anticipate paying cash dividends in the foreseeable future. Certain of the Company's financing agreements contain restrictive covenants which, among other things, impose limitations on the payment of dividends.

     Norwest Bank Minnesota, National Association, is the Transfer Agent and Registrar for the Common Stock of the Company.

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ITEM 2.   EXHIBITS.

     4.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 2-98270), as amended by Articles of Amendment dated January 27, 1988 (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 27, 1987, File No. 0-14709) and by Articles of Amendment dated January 21, 1997 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, File No. 0-14709).

     4.2 Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, File No. 0-14709).

     4.3 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $20,000,000 of senior unsecured notes with Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709), Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          March 30, 1997, File No. 0-14709), and Amendment dated as of
          December 16, 1998 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          December 27, 1998, File No. 0-14709).

     4.4 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $5,000,000 of senior unsecured notes with Central Life Assurance Company (incorporated by reference to Exhibit 4.11 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          March 27, 1994, File No. 0-14709), Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File
          No. 0-14709), and Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File
          No. 0-14709).

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     4.5  Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $5,000,000 of senior unsecured notes with Modern Woodmen of America (incorporated by reference to Exhibit 4.12 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709), Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709), and Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

     4.6 Credit Agreement between the Company and The First National Bank of Chicago, dated as of December 8, 1995 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 24, 1995, File No. 0-14709), First Amendment dated as of June 22, 1996 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          June 23, 1996, File No. 0-14709), Second Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          March 30, 1997, File No. 0-14709), Third Amendment dated as of
          March 2, 1998, Fourth Amendment dated as of September 25, 1998, and Fifth Amendment dated as of December 23, 1998 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

     4.7 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $15,000,000 of senior unsecured notes with Metropolitan Insurance and Annuity Company (incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          March 30, 1997, File No. 0-14709), and Amendment dated as of
          December 16, 1998 (incorporated by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          December 27, 1998, File No. 0-14709).

     4.8 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $10,000,000 of senior unsecured notes with Metropolitan Life Insurance Company (incorporated by reference to Exhibit 4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended
          March 30, 1997, File

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          No. 0-14709), and Amendment dated as of December 16, 1998
          (incorporated by reference to Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

     4.9 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $25,000,000 of senior unsecured notes with Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709), and Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

     4.10 Financing Agreement between the Company and The CIT Group/Business Credit, Inc., as Agent and a Lender, dated December 31, 1998 (incorporated by reference to Exhibit 4.9 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).



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                                     SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  January 22, 1999

                                   HUTCHINSON TECHNOLOGY
                                      INCORPORATED


                                   By  /s/ Wayne M. Fortun
                                     -----------------------------------------
                                       Wayne M. Fortun
                                       President, Chief Executive Officer
                                          and Chief Operating Officer

                                 INDEX TO EXHIBITS


Exhibits
--------

4.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Registration Statement No. 2-98270), as amended by Articles of Amendment dated January 27, 1988 (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 27, 1987, File No. 0-14709) and by Articles of Amendment dated January 21, 1997 (incorporated by reference to Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, File No. 0-14709).

4.2 Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 29, 1996, File No. 0-14709).

4.3 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $20,000,000 of senior unsecured notes with Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.10 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709), Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended
     March 30, 1997, File No. 0-14709), and Amendment dated as of
     December 16, 1998 (incorporated by reference to Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended
     December 27, 1998, File No. 0-14709).

4.4 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $5,000,000 of senior unsecured notes with Central Life Assurance Company (incorporated by reference to Exhibit 4.11 to the Company's Quarterly Report on Form 10-Q for the quarter ended
     March 27, 1994, File No. 0-14709), Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File
     No. 0-14709), and Amendment dated as of December 16, 1998

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     (incorporated by reference to Exhibit 4.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

4.5 Note Purchase Agreement dated as of April 20, 1994, providing for the placement of $5,000,000 of senior unsecured notes with Modern Woodmen of America (incorporated by reference to Exhibit 4.12 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 27, 1994, File No. 0-14709), Amendment dated as of March 15, 1996 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709), and Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.4 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

4.6 Credit Agreement between the Company and The First National Bank of Chicago, dated as of December 8, 1995 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 24, 1995, File No. 0-14709), First Amendment dated as of June 22, 1996 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended
     June 23, 1996, File No. 0-14709), Second Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended
     March 30, 1997, File No. 0-14709), Third Amendment dated as of
     March 2, 1998, Fourth Amendment dated as of September 25, 1998, and Fifth Amendment dated as of December 23, 1998 (incorporated by reference to Exhibit 4.5 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

4.7 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $15,000,000 of senior unsecured notes with Metropolitan Insurance and Annuity Company (incorporated by reference to Exhibit 4.6 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the quarter ended
     March 30, 1997, File No. 0-14709), and Amendment dated as of
     December 16, 1998 (incorporated by reference to Exhibit 4.6 to the

     Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

4.8 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $10,000,000 of senior unsecured notes with Metropolitan Life Insurance Company (incorporated by reference to Exhibit 4.7 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended
     March 30, 1997, File No. 0-14709), and Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.7 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

4.9 Note Purchase Agreement dated as of July 26, 1996, providing for the placement of $25,000,000 of senior unsecured notes with Teachers Insurance and Annuity Association of America (incorporated by reference to Exhibit 4.8 to the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 1996, File No. 0-14709), Amendment dated as of February 24, 1997 (incorporated by reference to Exhibit 4.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1997, File No. 0-14709), and Amendment dated as of December 16, 1998 (incorporated by reference to Exhibit 4.8 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).

4.10 Financing Agreement between the Company and The CIT Group/Business Credit, Inc., as Agent and a Lender, dated December 31, 1998
     (incorporated by reference to Exhibit 4.9 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 27, 1998, File No. 0-14709).